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                                                             Exhibit 23.1













     INDEPENDENT AUDITORS' CONSENT


          We consent to incorporation by reference in Registration Statements Nos. 33-49601, 2-67753, 2-97570, 2-81865, 2-93345, 33-15920, 33-26839, 33-
     50697, 33-34045, 33-54379 and 33-56325 of Ceridian Corporation on Forms S-8
     of the report of Deloitte & Touche dated February 18, 1994 (relating to the financial statements of Tesseract Corporation for the years ended
     December 31, 1993 and 1992), appearing in the Current Report on Form 8-K dated June 24, 1994, as amended January 25, 1995, of Ceridian Corporation.





                                      /s/Deloitte & Touche LLP



     San Francisco, California
     January 25, 1995
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